UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 26, 2019

SPOK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center, Suite 420, Springfield, Virginia	22151
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 611-8488
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2019, Hemant Goel informed the CEO of Spok Holdings, Inc. (the "Company") that he is stepping down as President of Spok, Inc., a wholly owned subsidiary of the Company to pursue other opportunities, effective April 26, 2019. His current duties will be divided among the existing management team and the CEO.

Item 7.01. Regulation FD Disclosure.

On April 1, 2019, the Company issued a press release announcing the appointment of Timothy E. Tindle as the Company's Chief Information Officer and the departure of Mr. Goel. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibit:

Exhibit
No.	Description
99.1	Press release dated April 1, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spok Holdings, Inc.

Dated:	April 1, 2019	By:	/s/ Michael W. Wallace
			Name:	Michael W. Wallace
			Title:	Chief Financial Officer